UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 1, 2008

ATLAS MINING COMPANY
(Exact name of registrant as specified in its charter)

Idaho	000-31380	82-0096527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Yellowstone, Osburn, Idaho		83849
(Address of principal executive offices)		(Zip Code)
(208) 556-1181
Issuer's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This current report on Form 8-K/A is being filed to amend the current report on Form 8-K filed with the Securities and Exchange Commission by Atlas Mining Company (the “Company”) on November 18, 2008 (the “Original 8-K”) to correct the vesting date described in (iv) of the second sentence of Item 3.02 of the Original 8-K by inserting the word “month” between the words “sixth” and “anniversary.”  The Press Release referred to herein is the Press Release filed with the Original 8-K.

Item 3.02	Unregistered Sales of Equity Securities

On November 1, 2008 Morris D. Weiss was granted options to purchase 550,000 shares of Common Stock at $.70 per share.  The options will vest as follows: (i) 41,667 shares will vest on the date of grant, (ii) 41,667 shares will vest on the first 3 monthly anniversaries of the date of grant, (iii) 41,666 shares will vest on the next 2 monthly anniversaries of the date of grant and (iv) the remaining 300,000 shares will vest on the sixth month anniversary of the date of grant.  The issuance of the options and shares to Mr. Weiss is made in reliance upon the exemption found in Section 4(2) of the Securities Act of 1933.

Item 7.01	Regulation FD Disclosure

On November 18, 2008 the Company issued a press release (the “Press Release”), a copy of which is attached hereto as Exhibit 99.1 and the contents of which are incorporated herein by this reference.
In accordance with General Instruction B.2 of Form 8-K, the information contained in the Press Release shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Please refer to the Press Release of Atlas Mining Company, originally filed and dated November 18, 2008.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS MINING COMPANY
(Registrant)

Date:	November 21, 2008	/s/	MICHAEL LYON
By: Michael Lyon
Chief Executive Officer and President